UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2005

Celanese Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-32410	98-0420726

(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway Dallas, Texas	75234-6034

(Address of Principal Executive Offices)	(Zip Code)
(972) 901-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-10.2: OFFER LETTER
EX-99..1.A: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     (a) The information set forth in subsection (c) of Item 5.02, “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a), (b) On August 31, 2005, Celanese Corporation (“Celanese”) issued a press release to announce that Corliss J. Nelson has voluntarily terminated his employment with Celanese, under the titles of Executive Vice President and Chief Financial Officer, effective August 31, 2005. A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Form 8-K.
     (c) In the above-referenced press release, Celanese also announced that John J. Gallagher III, age 41, is joining Celanese and is replacing Corliss J. Nelson, as Executive Vice President and Chief Financial Officer effective August 31, 2005. Prior to joining Celanese, Mr. Gallagher was chief executive officer of Great Lakes Chemical Corporation, where he had been employed since May 2001. Prior to joining Great Lakes, Mr. Gallagher was vice president and chief financial officer at UOP LLC, a global joint venture of the Dow Chemical Company and Honeywell International, a position he held since 1999.
     Pursuant to the terms of the Employment Agreement, dated August 31, 2005 between Celanese and Mr. Gallagher and the Offer Letter from Celanese, dated August 30, 2005, executed by John J. Gallagher III on August 30, 2005, his employment at Celanese will be at-will. He will receive a base salary of $675,000 per year. He will be eligible for an annual performance bonus targeted at 80% of his base salary, with the payout of such bonus to range from 0% to 200% of such 80% based upon the achievement of performance targets established by the Celanese board of directors. In addition, upon his employment, Mr. Gallagher will be granted 730,000 non-qualified stock options at the fair market value on the date of grant, which options will be subject to certain vesting periods. He will also receive $10,725,000 under Celanese’s deferred compensation plan, which generally contains vesting provisions aligned with the stock options. The stock option grant and the deferred compensation grant are subject to certain additional conditions and restrictions.
     A copy of the Employment Agreement, dated August 31, 2005 between Celanese and Mr. Gallagher is attached to this report as Exhibit 10.1. A copy of the Offer Letter from Celanese, dated August 30, 2005, executed by Mr. Gallagher on August 30, 2005 is attached to this report as Exhibit 10.2. A copy of the Employment Agreement and the Offer Letter are incorporated herein by reference. The above descriptions of the Employment Agreement and the Offer Letter, as well as the transactions contemplated by those documents, are not complete and are qualified in their entirety by reference to those exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

10.1	Employment Agreement, dated as of August 31, 2005 by and between Celanese Corporation and John J. Gallagher III

10.2	Offer Letter from Celanese Corporation dated August 30, 2005, executed by John J. Gallagher III on August 30, 2005

99.1(a)	Press Release, dated August 31, 2005, issued by Celanese Corporation

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
Date: August 31, 2005

By:	/s/ Curtis S. Shaw
	Name:	Curtis S. Shaw
	Title:	Executive Vice President, General Counsel(Americas) and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated August 31, 2005 between Celanese Corporation and John J. Gallagher III

10.2	Offer Letter from Celanese Corporation, dated August 30, 2005, executed by John J. Gallagher III on August 30, 2005

99.1	Press Release, dated August 31, 2005, issued by Celanese Corporation